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                                                                   Exhibit 10.19
                                                                   -------------

                               SERVICES AGREEMENT


THIS SERVICES AGREEMENT (the "Agreement") is made effective as of the 3rd day of March, 1998 (the "Effective Date"), by and between WADDELL & REED INVESTMENT MANAGEMENT COMPANY ("WRIMCO") and WADDELL & REED ASSET MANAGEMENT COMPANY ("WRAMCO").

WHEREAS, WRIMCO is involved in operations and services involving certain institutional accounts and has specific expertise in this area; and

WHEREAS, WRAMCO is the investment adviser to institutional accounts and certain other accredited investors and WRIMCO is the subadviser with respect to certain of those accounts (the portion of those accounts for which WRIMCO serves as subadviser pursuant to the Investment Services Agreement, dated March 3, 1998, as amended from time to time ("Investment Services Agreement") are hereinafter referred to as the "Accounts");

WHEREAS, WRAMCO desires that WRIMCO assist with certain of WRAMCO's duties primarily with respect to client servicing and accounting for the Accounts, and with respect to certain recordkeeping and regulatory filing requirements;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, WRIMCO and WRAMCO agree as follows:

1. Nature of Relationship.  WRIMCO agrees, at WRAMCO's request, to assist it by
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performing the duties set forth in this Agreement.  Nothing contained herein shall constitute an agency or joint venture relationship between WRIMCO and WRAMCO.

2.  Duties of WRIMCO.  With respect to the Accounts,  WRIMCO shall  perform the
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following duties during the term of this Agreement:

a. WRIMCO shall assist WRAMCO with the taking and processing of transactions in securities, including without limitation, purchase and sale of securities and other products; purchase, sale and exercise of subscription, conversion and other rights, warrants and options; and taking or abstaining from taking any action with respect to any corporate action such as reorganizations, consolidations, mergers, dissolutions, recapitalizations, refinancing and any other plan or change affecting any property relating to the Accounts;

b. WRIMCO shall assist WRAMCO in establishing, preparing and maintaining books and records relating to the Accounts and WRAMCO's business, including, but not limited to, Account balance, performance and transaction information as deemed necessary and appropriate by WRIMCO, as reasonably requested by WRAMCO, and as required by applicable laws, rules and regulations;
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c.  WRIMCO shall assist WRAMCO in computing and causing to be prepared and delivered clients and other appropriate entities such as regulatory entities standard and reasonable supplemental documentation regarding Accounts and WRAMCO's business, including, without limitation, any quarterly and annual reports, sales material, regulatory filings and such information as is otherwise required by applicable laws, rules and regulations;

d.  WRIMCO shall assist WRAMCO in reconciling Account balances;

e. WRIMCO shall assist WRAMCO in processing and responding to correspondence and other contact from or on behalf of clients; and

f. WRIMCO shall prepare and deliver invoices or other appropriate documentation of amounts owing to WRAMCO by clients and/or Accounts.

3.  Compensation of WRIMCO.  As compensation for  the performance by WRIMCO of
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its duties and obligations set forth in this Agreement, WRAMCO shall pay WRIMCO all out of pocket expenses incurred by it under this Agreement, including, without limitation, federal and state registration or filing fees, and printing and mailing costs relating to information delivered to clients. All expenses shall be paid within sixty days following the end of each calendar quarter during the term of this Agreement, or within sixty days following a termination of this Agreement occurring at a time other than the end of a calendar quarter. Expenses shall be equitably prorated for any period of less than one quarter, as appropriate.

4.  Liability.  Except as otherwise provided in this Agreement, WRIMCO, its
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affiliates which are directly or indirectly subsidiaries of Waddell & Reed
Financial, Inc. and their respective employees, agents, officers and directors shall not have any liability, obligation or responsibility for any act, or failure to act pursuant to this Agreement. WRAMCO shall be responsible for reviewing and approving all governmental filings and other documents.

5.  Notice.  All notices, instructions and reports contemplated by this
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Agreement shall be deemed duly given when in writing and either delivered to the addresses below or sent by first-class mail, facsimile or courier addressed as follows:

To  WRAMCO:    Waddell & Reed Asset Management Company
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             2001 Third Avenue South
             Birmingham, Alabama  35233
             Attn:  Michael J. Klyce


To  WRIMCO:  Waddell & Reed Investment Management Company
             6300 Lamar Avenue
             Overland Park, Kansas  66202
             Attn:  Lawrence J. Cipolla

6.  Term.  This Agreement shall become effective as of the Effective Date and
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shall continue in full force and effect until the earlier of (i) termination of the Agreement by either WRIMCO or WRAMCO pursuant to thirty days' prior written notice to the other party; (ii) termination of WRIMCO as a subadviser of all Accounts, or (iii) termination of the Investment Services Agreement.

7.  Counterparts.  This Agreement may be executed in one or more counterparts,
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each of which shall be deemed an original upon execution by WRIMCO and WRAMCO.

8.  Construction.  The headings used in this Agreement are for reference
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purposes only and shall not be deemed to constitute a part hereof.

9.  Governing Law.  This Agreement shall be construed in accordance with the
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laws of the State of Kansas.

10. Entire Agreement; Waiver; Assignment.  This Agreement constitutes the
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entire and complete agreement  between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements between the parties, whether oral or written. Notwithstanding the foregoing, this Agreement shall be read in connection with the Investment Services Agreement. This Agreement may be amended only by the written consent of WRIMCO and WRAMCO. Any notice required by this Agreement may be waived in writing by the person entitled thereto. Such waiver shall not be deemed a continuing waiver. This Agreement may not be assigned or otherwise transferred without the prior written consent of the other party hereto. This Agreement shall inure to and be binding upon the respective successors and assigns (as permitted herein) of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement to become effective as of the Effective Date.

          WADDELL & REED INVESTMENT MANAGEMENT COMPANY

          By:  /s/ Robert L. Hechler
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               Robert L. Hechler
               Executive Vice President

               Attest:

                           By: /s/ Sharon K. Pappas
                               --------------------
                               Sharon K. Pappas, Secretary

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          WADDELL & REED ASSET MANAGEMENT COMPANY

          By:  /s/ Robert L. Hechler
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               Robert L. Hechler
               Treasurer

               Attest:

                           By: /s/ Sharon K. Pappas
                               --------------------
                               Sharon K. Pappas, Secretary